Exhibit 99.B(d)(49)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

McKinley Capital Management, Inc.

Dated July 1, 2003, as amended on                  , 2005

SEI INSTITUTIONAL INVESTMENTS TRUST

International Equity Fund

World Equity Ex-US Fund

Agreed and Accepted:

SEI Investments Management Corporation		McKinley Capital Management, Inc.

By:	/s/ Timothy D. Barto	By:	/s/ Diane Wilke

Name:	Timothy D. Barto	Name:	Diane Wilke

Title:	Vice President	Title:	Executive Vice President

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

McKinley Capital Management, Inc.

Dated July 1, 2003, as amended on                     , 2005

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

International Equity Fund

World Equity Ex-US Fund

Agreed and Accepted:

SEI Investments Management Corporation		McKinley Capital Management, Inc.

By:	/s/ Timothy D. Barto	By:	/s/ Diane Wilke

Name:	Timothy D. Barto	Name:	Diane Wilke

Title:	Vice President	Title:	Executive Vice President